SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CTS CORP

          GAMCO INVESTORS, INC.
                                 6/03/97            1,000-           69.6458
          GAMCO INVESTORS, INC.
                                 6/03/97            1,000-           69.6250
                                 6/03/97              800-           69.6458
                                 6/02/97            2,000-           69.6250
                                 6/02/97            4,600-           69.5707
                                 6/02/97              300-           68.4875



























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



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